Exhibit 10.1

FORM OF SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of February 14, 2023, is made by and among Marblegate Acquisition Corporation, a Delaware corporation (“Acquiror”), [Marblegate Acquisition LLC, a Delaware limited liability company]//[the undersigned director or executive officer of Acquiror] (the “Supporting Shareholder”), as a holder of either or both shares of Class A common stock, par value $0.0001 per share, of Acquiror (the “Acquiror Class A Common Stock”) or shares of Class B common stock, par value $0.0001 per share, of Acquiror (“Acquiror Class B Common Stock”), as applicable (collectively the shares of Acquiror Class A Common Stock and Acquiror Class B Common Stock, the “Acquiror Shares”), and Marblegate Capital Corporation, a Delaware corporation (“Newco”). Acquiror, the Supporting Shareholder, the DePalma Companies (as defined below), and Newco shall be referred to herein from time to time collectively as the “Parties” and each, a “Party”. Capitalized terms used but not otherwise defined herein, including capitalized terms used in any provision incorporated herein pursuant to Section 13 hereof, shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, Marblegate Asset Management, LLC, a Delaware limited liability company, Acquiror, Newco, MAC Merger Sub, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Newco (“Merger Sub”), DePalma Acquisition I LLC, a Delaware limited liability company (“DePalma I”), and DePalma Acquisition II LLC, a Delaware limited liability company (“DePalma II”, together with DePalma I, the “DePalma Companies”), have entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, and including the annexes, schedules and exhibits thereto, the “Business Combination Agreement”);

WHEREAS, as of the date hereof, the Supporting Shareholder is the record or beneficial owner of the number of Acquiror Shares set forth on the signature page hereto (together with any other Equity Securities of Acquiror that the Supporting Shareholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership of after the date hereof, collectively, the “Subject Securities”); and

WHEREAS, the Supporting Shareholder acknowledges and agrees that none of Newco, Merger Sub, DePalma I or DePalma II would have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement, including the Merger (collectively, the “Business Combination”), without the Supporting Shareholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.

Agreement to Vote. Unless this Agreement is validly terminated as provided in Section 9, at the Acquiror Shareholders Meeting, or any other meeting of the Acquiror Shareholders (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) or in any other circumstance in which the vote, consent or other approval of the Acquiror Shareholders is sought, the Supporting Shareholder irrevocably and unconditionally agrees that solely in his, her or its capacity as a stockholder or proxy holder of Acquiror, he, she or it shall:

(a)	when such meeting is held, appear at each such meeting or otherwise cause all of the Subject Securities to be counted as present thereat for purposes of calculating a quorum; and

(b)

vote (or execute and return an action by written consent), or cause to be voted (or validly execute and deliver a written consent covering), all of the Subject Securities owned as of the record date for such meeting (or the date that any written consent is executed by such Supporting Shareholder):

(i)

in favor of the Business Combination, Acquiror’s entry into the Business Combination Agreement, the Transaction Proposals, and any other matters necessary or reasonably requested by Acquiror and Newco in connection therewith;

(ii)

in favor of, and consent to or approve (or cause to be consented to or approved), any other circumstances upon which a consent or other approval of the Acquiror Shareholders is required or permitted under Acquiror’s organizational documents or otherwise sought with respect to the Business Combination;

(iii)	against any Acquiror Acquisition Proposal (in each case, other than the Business Combination Proposal or the other Transaction Proposals);

(iv)

against any merger agreement or merger (other than the Business Combination Agreement and the Business Combination, or the other Transaction Proposals), change in control, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Acquiror with any other Person other than the DePalma Companies or their respective Affiliates that is required or permitted to be submitted to a vote of the Acquiror Shareholders, to which the DePalma Companies have not consented (other than as contemplated by the Business Combination Agreement);

(v)

against any action, agreement, transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Acquiror under the Business Combination Agreement or that would reasonably be expected to prevent the Business Combination from being consummated; and

(vi)

against any proposal, action or agreement that would reasonably be expected to (A) prevent, impede, delay, frustrate, interfere with, postpone, or adversely affect the consummation of the Business Combination or (B) result in any liquidation, dissolution or other change in Acquiror’s corporate structure or business other than as contemplated by the Business Combination Agreement.

The obligations of the Supporting Shareholder specified in this Section 1 shall apply whether (i) the Acquiror Board recommends the Business Combination, the Business Combination Agreement, the Transaction Proposals, or any action described above or (ii) the Acquiror Board has previously recommended the Business Combination, the Business Combination Agreement, the Transaction Proposals or any action described above and subsequently withdrawn or otherwise changed such recommendation.

2.

No Redemption. The Supporting Shareholder hereby agrees not to redeem, to cause to be redeemed, or to submit or cause to be submitted a request to Acquiror’s transfer agent or otherwise exercise any right to redeem, any Subject Securities in connection with the consummation of the Business Combination.

3.

Proxy. During the period from the date of this Agreement until the Termination Date, the Supporting Shareholder hereby appoints Acquiror and any designee of Acquiror, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote the Subject Securities, at every meeting of the Acquiror Shareholders called with respect to any of the matters that are the subject of this Agreement, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Acquiror Shareholders with respect to any matter referred to in Section 1 in accordance with the provisions thereof. This proxy and power of attorney is given by the Supporting Shareholder in connection with, and in consideration of, the execution of the Business Combination Agreement by Acquiror and to secure the performance of the duties of the Supporting Shareholder under this Agreement. This proxy and power of attorney granted by the Supporting Shareholder shall be irrevocable, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Supporting Shareholder with respect to any of the Subject Securities. The proxy and power of attorney granted by the Supporting Shareholder hereunder shall automatically terminate and be revoked upon a valid termination of this Agreement pursuant to Section 9.

4.

No Transfer. During the period from the date of this Agreement until the Termination Date, the Supporting Shareholder shall not, directly or indirectly, (a) sell, transfer, pledge, assign, or otherwise dispose of (“Transfer”), or enter into any contract, option, hedge or other arrangement or understanding with respect to, the Transfer of any Subject Securities, (b) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney with respect to any Subject Securities, in each case, that would restrict or interfere with the Supporting Shareholder’s obligations pursuant to this Agreement or (c) enter into any agreement or undertaking that would or would reasonably be likely to, and shall not commit or agree to take any action that would or would reasonably be likely to, restrict or interfere with the Supporting Shareholder’s obligations pursuant to this Agreement.

5.

Waiver of Anti-Dilution Protection. If the Supporting Shareholder holds shares of Acquiror Class B Common Stock, the Supporting Shareholder hereby (a) waives, subject to, and conditioned upon, the occurrence of the Closing (for the Supporting Shareholder and for its successors and assigns), to the fullest extent permitted by Law and the Amended and Restated Certificate of Incorporation of Acquiror, dated as of September 30, 2021, as amended by that certain Amendment to the Amended and Restated Certificate of Incorporation of Acquiror, dated as of December 7, 2022, and (b) agrees not to assert or perfect any rights to adjustment or other anti-dilution protections with respect to the rate at which the shares of Acquiror Class B Common Stock held by the Supporting Shareholder convert into shares of Acquiror Class A Common Stock, in connection with the consummation of the Business Combination.

6.	Supporting Shareholder Representations and Warranties. The Supporting Shareholder represents and warrants to the other Parties as follows:

(a)

The Supporting Shareholder is (i) an exempted company, corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable) or (ii) an individual.

(b)

If the Supporting Shareholder is not an individual, the Supporting Shareholder has the requisite exempted company, corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If the Supporting Shareholder is an individual, the Supporting Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary exempted company, corporate, limited liability company or other similar action on the part of the Supporting Shareholder. This Agreement has been duly and validly executed and delivered by the Supporting Shareholder and constitutes the valid, legal and binding agreement of the Supporting Shareholder (assuming this Agreement has been, upon execution hereof, duly authorized, executed and delivered by the other Parties), enforceable against the Supporting Shareholder in accordance with its terms (except as enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)

The Supporting Shareholder is the record or beneficial owner (within the meaning of Section 13 of the Exchange Act) of, and has good title to, all of the Subject Securities free and clear of all Liens or any other limitations or restrictions (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities, (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens arising pursuant to (i) this Agreement, (ii) the Governing Documents of Acquiror, (iii) the Business Combination Agreement, (iv) the letter agreement, dated as of September 30, 2021, by and among Acquiror, Sponsor and the members of Acquiror’s board of directors and/or management team, (v) the Registration Rights Agreement, dated as of September 30, 2021, by and among Acquiror, Sponsor and the holders signatory thereto, or (vi) any applicable securities Laws. The Subject Securities are the only Equity Securities of Acquiror owned of record or beneficially by the Supporting Shareholder on the date of this Agreement, and none of such Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities other than this Agreement. Other than the Acquiror Warrants, if any, held by the Supporting Shareholder, the Supporting Shareholder does not hold or own any rights, options, or warrants to acquire (directly or indirectly) any Equity Securities of Acquiror or any Equity Securities, debt or loans convertible into, or which can be exchanged for, Equity Securities of Acquiror.

(d)

As of the date of this Agreement and except as contemplated herein, (i) there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Supporting Shareholder to Transfer or cause to be Transferred any Subject Securities and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Subject Securities.

(e)

The execution and delivery of this Agreement by the Supporting Shareholder does not, and the performance by the Supporting Shareholder of his, her or its obligations hereunder will not (i) violate any provision of, or result in the breach of, any Law to which the Supporting Shareholder is subject or by which any property or asset of the Supporting Shareholder is bound, (ii) if the Supporting Shareholder is an entity, conflict with or result in a violation of the Governing Documents of the Supporting Shareholder, or (iii) violate any provision of or result in breach, default or acceleration under any Contract binding upon the Supporting Shareholder or, if the Supporting Shareholder is an entity, its Equity Securities or, require any Consent that has not been given or other action that has not been taken by any Person, except in the case of clauses (i) or (iii) directly above, as would not reasonably be expected to prevent, enjoin or delay the performance by the Supporting Shareholder of his, her or its obligations under this Agreement.

(f)

No Consent, designation, or declaration with, any Governmental Entity is required on the part of the Supporting Shareholder with respect to the Supporting Shareholder’s execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act.

(g)

As of the date hereof, there are no Proceedings pending against the Supporting Shareholder, or to the knowledge of the Supporting Shareholder, threatened against the Supporting Shareholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or delay the performance by the Supporting Shareholder of his, her or its obligations under this Agreement.

(h)

Except as described in Section 5.4 of the Acquiror Disclosure Schedules to the Business Combination Agreement, no broker, finder, investment banker or other similar Person is entitled to any brokerage fee, finders’ fee or other similar commission in connection with the Business Combination based upon arrangements made by the Supporting Shareholder, for which Acquiror or any of its Affiliates may become liable.

7.

Certain Agreements. The Supporting Shareholder agrees that, at or prior to the Closing, effective as of the Closing, it will enter into the Registration Rights Agreement in the form agreed to pursuant to the Business Combination Agreement.

8.

No Inconsistent Agreements. The Supporting Shareholder hereby covenants and agrees that he, she, or it shall not (a) enter into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with the Supporting Shareholder’s obligations pursuant to this Agreement, (b) grant a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with the Supporting Shareholder’s obligations pursuant to this Agreement, or (c) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

9.

Termination. This Agreement, and all of the representations, warranties, agreements and covenants contained herein (including any rights arising out of any breach of any of such representations, warranties, agreements and covenants), shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Closing, (b) the termination of the Business Combination Agreement in accordance with Article 8 thereof, and (c) the written agreement of Acquiror, Newco, the DePalma Companies, and each Supporting Shareholder. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to this Section 9 shall not affect any liability on the part of any Party for any breach of any covenant or agreement set forth in this Agreement prior to such termination. This Section 9, together with Section 10 through Section 13 of this Agreement, shall survive any termination of this Agreement and Section 5 shall survive any termination pursuant to clause (a) of this Section 9.

10.

No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties as partners or participants in a joint venture.

11.

Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given ) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) (a) in the case of Acquiror, Newco, or the DePalma Companies, in accordance with Section 9.4 of the Business Combination Agreement and (b) in the case of any Supporting Shareholder, to the address set forth below the Supporting Shareholder’s name on the signature page to this Agreement, in each case or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

12.

Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.

Incorporation by Reference. Each Supporting Shareholder expressly agrees to be bound by the provisions of Sections 9.1 (Non-Survival), 9.2 (Entire Agreement; Assignment), 9.3 (Amendment), 9.5 (Fees and Expenses), 9.6 (Construction; Interpretation), 9.9 (Severability), 9.10 (Counterparts; Electronic Signatures), 9.12 (No Recourse), 9.13 (Extension; Waiver), 9.14 (Governing Law), 9.15 (Submission to Jurisdiction), 9.16 (Waiver of Jury Trial) and 9.17 (Remedies) of the Business Combination Agreement as if an original party thereto, and that such provisions are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature Page Follows]

SUPPORTING SHAREHOLDER:

By:
Name:
Title:

Record or Beneficial Ownership: Shares of Acquiror Class A Common Stock: Shares of Acquiror Class B Common Stock: Address for Notices:

[Signature Page to Sponsor Support Agreement]